Exhibit T3A-44.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "DIFL US LLC", FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2023, AT 10:59 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2442515 8100
SR# 20233646857

Authentication: 204306383
Date: 10-04-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:59 AM 10/04/2023
FILED 10:59 AM 10/04/2023
SR 20233646857 - File Number 2442515

CERTIFICATE OF FORMATION

OF

DIFL US LLC

This Certificate of Formation of DIFL US LLC (the "**Company**") is being duly executed and filed by Digicel International Finance Limited, a Bermuda limited company, as an authorized person, to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 *Del. C.* §18-201, *et seq.*).

FIRST: The name of the limited liability company formed hereby is DIFL US LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 4th day of October, 2023.

DIGICEL INTERNATIONAL FINANCE LIMITED

By: ______________________

Name: Holly McNamara

Title: Authorized Person